Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cold Spring Capital Inc.

We have audited the accompanying balance sheet of Cold Spring Capital Inc. as of November 16, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from May 26, 2005 (inception) to November 16, 2005. These financial statements are the responsibility of Cold Spring Capital Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cold Spring Capital Inc. as of November 16, 2005, and the results of its operations and its cash flows for the period from May 26, 2005 (inception) to November 16, 2005 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 18, 2005

COLD SPRING CAPITAL INC.

(A Development Stage Company)

BALANCE SHEET

As of November 16, 2005

ASSETS
Current Assets:
Cash	$2,838,469
Cash held in Trust Fund (Note 1)	109,826,000
Prepaid Expenses	234,890
Total Assets	$112,899,359

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$473,698
Deferred Underwriting Fees	2,400,000
Total Liabilities	2,873,698

Common stock, subject to possible conversion 3,998,000 shares at conversion value	21,474,457

Commitment (Note 3)

Stockholders’ Equity (Notes 1 and 2):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.001 par value, 85,000,000 shares authorized, 25,000,000 issued and outstanding (including 3,998,000 subject to possible conversion)	25,000
Additional paid-in capital	88,548,009
Deficit accumulated during development stage	(21,805)
Total stockholders’ equity	88,551,204

Total Liabilities and Stockholders’ Equity	$112,899,359

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from May 26, 2005 (Inception) to November 16, 2005

Operating Expenses:
General & administrative	$(21,805)

Net Loss	$(21,805)

Loss per share - basic and diluted	$(0.004)

Weighted average number of common shares outstanding - basic and diluted	5,754,717

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from May 26, 2005 (Inception) to November 16, 2005

			Additional	Deficit Accumulated
	Common Stock		Paid-In	During the
	Shares	Amount	Capital	Development Stage	Total
Stock issued June 10, 2005 for $0.005 per share	5,000,000	$5,000	$20,000	—	$25,000
Sale of 20,000,000 units, net of underwriters discount and offering expenses (including 3,998,000 shares subject to possible conversion)	20,000,000	20,000	110,002,366	—	110,022,366
Proceeds subject to possible conversion of 3,998,000 shares	—	—	(21,474,457)	—	(21,474,457)
Proceeds from issuance of option	—	—	100		100
Net loss for period	—	—		$(21,805)	(21,805)
Balance as of November 16, 2005	25,000,000	$25,000	$88,548,009	$(21,805)	$88,551,204

See notes to financial statements

COLD SPRING CAPITAL INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Period from May 26, 2005 (Inception) to November 16, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,805)
Increase in accrued expenses	234,737
Increase in prepaid expenses	(234,890)
Net cash used in operating activities	(21,958)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash held in Trust Fund	(109,826,000)
Net cash used in investing activities	(109,826,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross Proceeds from public offering	120,000,000
Proceeds from sale of stock	25,000
Proceeds from issuance of option	100
Payment of costs of public offering	(7,338,673)
Net cash provided by financing activities	112,686,427

Net change in cash	2,838,469
Cash at beginning of period	—
Cash at end of period	$2,838,469

Supplemental Schedule of non-cash financing activities:
Accrual of offering costs:	$238,961
Accrual of deferred underwriting fees	$2,400,000

See notes to financial statements.

COLD SPRING CAPITAL INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

November 16, 2005

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Cold Spring Capital Inc. (the ‘‘Company’’), formerly Cold Spring Capital Incorporated, was incorporated in Delaware on May 26, 2005 as a blank check company whose objective is to acquire an operating business, portfolio of financial assets (including commercial, consumer, and/or mortgage loans), or real estate assets that are expected to generate a portfolio of financial assets (each a ‘‘Business Combination’’).

All activity through November 16, 2005 relates to the Company’s formation and initial public offering described below (the “Offering). The Company has selected December 31 as its fiscal year-end.

The registration statement for the Offering was declared effective on November 10, 2005.  The Company consummated the offering on November 16, 2005, and received net proceeds of approximately $110,022,000.  The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a Business Combination (excluding the amount held in the trust account representing a portion of the fees of the underwriters). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.  An amount of $109,826,000 of the net proceeds (including $2,400,000 of underwriters fees which have been deferred by the underwriters as described in Note 2), is being held in a trust account (‘‘Trust Account’’) and invested in government securities until the earlier of (i) the consummation of a Business Combination and (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.  All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (‘‘Initial Stockholders’’), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (‘‘Public Stockholders’’) with respect to any Business Combination.  After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account (excluding the amount held in the Trust Account representing a portion of the fees of the underwriters), calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account (excluding the amount held in the trust account representing a portion of the fees of the underwriters) computed without regard to the shares held by Initial Stockholders.

On October 17, 2005, the Company amended its Certificate of Incorporation to provide for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 12 months from the date of the consummation of the Offering, or 18 months from the consummation of the Offering if certain extension criteria have been satisfied.  In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 2). The amendment to the Company’s Certificate of Incorporation also increased the number of common shares authorized to 85,000,000, and authorized 5,000,000 shares of preferred stock.

Immediately following the amendment of the Company’s Certificate of Incorporation, the Company effected a 25,000-for-1 split of the outstanding common stock, in the form of a stock dividend.  The financial statements have been retroactively adjusted for the aforementioned amendment and stock dividend.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.  The Company recorded a deferred income tax asset for the tax effect of net operating loss carry-forwards and temporary differences, aggregating approximately $7,414. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at November 16, 2005.  The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2—INITIAL PUBLIC OFFERING

On November 16, 2005, the Company sold 20,000,000 units (‘‘Units’’) in the Offering. In addition, the Company granted the underwriters (the ‘‘Underwriters’’) of the Offering an option (the ‘‘Over-Allotment Option’’), exercisable not later than 30 days after the sale of the Units, to purchase up to 3,000,000 additional Units to cover over-allotments.  Each Unit consists of one share of the Company’s common stock, $0.001 par value, and two Redeemable Common Stock Purchase Warrants (‘‘Warrants’’). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination with a target business or on November 11, 2006 and expiring on November 11, 2009. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given.

The Underwriters of the Offering were paid fees equal to 7.5% of the gross proceeds; the Underwriters have agreed to defer $2,400,000 (the “Deferred Fees”) of their underwriting fees ($2,760,000 if the Over-Allotment Option is exercised in full) until the consummation of an initial transaction.  Upon the consummation of an initial transaction, the Company will pay such Deferred Fees, equal to 2.0% of the gross proceeds of the Offering, or approximately $0.12 per unit, out of the gross proceeds of the Offering held in the Trust Account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. The Underwriters will not be entitled to any interest accrued on the Deferred Fees. The Underwriters have agreed to forfeit any rights to, or claims against, such proceeds if the Company does not successfully complete a Business Combination. The Company issued to the lead underwriter for $100, as additional compensation, an option (the ‘‘UPO’’) to purchase up to a total of 1,000,000 Units. The Units issuable upon exercise of the UPO will be identical to those offered in the Offering, except that the warrants included in the UPO will have an exercise price of $6.25 per share (125% of the price of the warrants to be sold in the Offering). The UPO will be exercisable by the lead underwriter at $7.50 per unit (125% of the price of the units to be sold in the Offering) upon the later of the consummation of the Business Combination or November 16, 2006.  The UPO will expire November 16, 2010.  The sale of the UPO has been accounted for as an equity transaction. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale was be approximately $1.6 million using an expected life of five years, volatility of 31.6% and a risk-free interest rate of 4.19%. The Company has no trading history, and as a result it is not possible to value the UPO based on historical trades. In order to estimate the value of the UPO, the Company considered a basket of U.S. finance companies. The median volatility of the representative companies was calculated to be 30.7%, and the average volatility was calculated to be 31.6%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of the UPO. The actual volatility of the UPO will depend on many factors which cannot be precisely valued.

Richard A. Stratton and Joseph S. Weingarten, the Company’s founding stockholders, have irrevocably agreed with the lead underwriter in accordance with guidelines specified by Rule 10b5-1 under the Securities Act of 1934, that they or certain of their affiliates or designees will purchase up to an aggregate of $2,100,000 of our Warrants at prices not to exceed $0.70 per Warrant in the open market following this offering, subject to any regulatory restrictions.  A broker-dealer who has not participated in the Offering has agreed to make the purchases of the Warrants on behalf of Messrs. Stratton and Weingarten, pursuant to an irrevocable order, in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

NOTE 3—COMMITMENT

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering.  The Company’s statement of operations includes $1,500 relating to this agreement.

Pursuant to letter agreements with the Company, the Company’s founding stockholders have waived their right to receive distributions with respect to the founding shares upon the Company’s liquidation.

The founding stockholders will be entitled to registration rights with respect to their initial 5,000,000 shares of common stock pursuant to an agreement signed in connection with the Offering.  The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after the date on which these shares of common stock are released from escrow.  In addition, the founding stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow.

NOTE 4 —CONTINGENCIES

The Company had originally considered using the firm of Ferris, Baker Watts, Inc. as lead underwriter of the Offering. The Company never reached or entered into any agreement with Ferris, Baker Watts, and the Company subsequently decided, for market and other reasons, to use Deutsche Bank Securities Inc. as lead underwriter. On October 20, 2005, Ferris, Baker Watts filed a complaint against the Company entitled Ferris, Baker Watts, Inc. v. Cold Spring Capital Inc. in the Circuit Court for Baltimore City, Maryland. The complaint alleges breach of express contract, breach of implied-in-fact contract, detrimental reliance or promissory estoppel, and unjust enrichment arising out of the Company’s alleged refusal to pay Ferris, Baker Watts for alleged financial and investment banking services. The complaint seeks damages of $10.6 million, as well as attorneys’ fees, court costs, prejudgment interest and any other relief that may be deemed appropriate by the court. The complaint alleges that the claims run against the proceeds raised in the Offering, including those held in the trust account. The Company believes the claims in the complaint to be wholly without merit, and intends to defend against those claims vigorously. On October 26, 2005, the Company filed an answer and counterclaim in the Circuit Court for Baltimore City, Maryland denying the claims and alleging tortious interference with economic relations. The case has been assigned to the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland. No assurances can be given, however, that the Company will ultimately prevail in this matter or that an adverse judgment would not materially adversely affect the Company’s financial condition or results of operations. It is possible that the outcome of litigation may result in a material liability. However, the potential range of loss resulting from an adverse outcome of litigation cannot currently be estimated. Messrs. Stratton and Weingarten have agreed, severally, one half each, to be personally liable to ensure that the proceeds in the Trust Account are not reduced by any claims in this matter and that the Company’s working capital is not impacted by any such claims in excess of $300,000.